UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2014
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037 (Zip Code)
(Address of principal executive offices)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) was held on June 4, 2014. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of eight members of the Company’s board of directors for terms expiring at the 2015 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Jason Aryeh	14,217,778.5	173,532	4,433,021
Todd C. Davis	14,217,921.5	173,389	4,433,021
John L. Higgins	14,220,288.5	171,022	4,433,021
David M. Knott	14,070,231.5	321,079	4,433,021
John W. Kozarich	14,196,746.5	194,564	4,433,021
John L. LaMattina	14,218,796.5	172,514	4,433,021
Sunil Patel	14,072,347.5	318,963	4,433,021
Stephen L. Sabba	14,073,831.5	317,479	4,433,021

Proposal 2. The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. In accordance with the results below, the selection of Grant Thornton LLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,192,928.5	338,539	292,864	N/A

Proposal 3. The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. In accordance with the results below, the resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,040,931.5	81,526	268,853	4,433,021

Proposal 4. The non-binding advisory shareholder proposal regarding the engagement of an investment bank to effectuate a spinoff, which was included in the Company’s proxy statement, was withdrawn by the proponent and was not voted upon at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: June 5, 2014	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Vice President, General Counsel and Secretary